EXHIBIT 2.3


FILE # C26277-77
MAY 12 2000
IN THE OFFICE OF THE
DEAN HELLER SECRETARY OF STATE


              CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                                OF RABATCO, INC.

     Pursuant to Section 78.390 of the Nevada General Corporation Law, Rabatco, Inc., a Nevada corporation, DOES HEREBY CERTIFY AND ADOPT THIS CERTIFICATE OF
AMENDMENT:

FIRST: The name of the Corporation is Rabatco, Inc.

SECOND: We the undersigned, Ray Torresan, President of Rabatco, Inc., and Amanda Kerr, Secretary of Rabatco, Inc., do hereby certify that the Board of Directors of Rabatco, Inc. at a meeting duly convened, held on the 28th day of April, 2000 adopted a resolution to amend the original articles as follows:

Article I which presently reads as follows:

                                  ARTICLE FIRST
                                      Name

     The name of the Corporation is:

                                  Rabatco, Inc.

Is hereby amended in its entirety to read as follows:

                                  ARTICLE FIRST
                                      Name

     The name of the Corporation is:

                                MindfulEye, Inc.



THIRD: The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation is 13,815,000, and that the said change(s) and amendment have been consented to and approved by written consent of stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.



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FOURTH:  This amendment shall be effective at 5:00 p.m.  (Eastern Standard Time)
on May 26, 2000.

    -------------------------------         ------------------------------------
    Ray Torresan,                           Amanda Kerr,
    President                               Secretary














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State/Province of -------------------
County/City of ----------------------

On --------------------- personally appeared before me, a Notary Public, Ray Torresan and Amanda Kerr who acknowledged that they executed the above instrument.

[Notary Seal]
                                        ---------------------------------------
                                        Notary Public